SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 9, 2015

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 976-4636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On September 9, 2015, XPO Logistics, Inc., a Delaware corporation (“XPO” or “Parent”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Con-way Inc., a Delaware corporation (“Con-way”), and Canada Merger Corp., a Delaware corporation and a wholly owned subsidiary of XPO (“Merger Subsidiary”).

Pursuant to the terms of Merger Agreement, Parent will cause Merger Subsidiary to commence a cash tender offer (the “Offer”) within 10 business days following the date of the Merger Agreement for all of Con-way’s outstanding shares of common stock, par value $0.625 per share (the “Shares”), at a purchase price of $47.60 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any required withholding of taxes. The Offer will remain open for a minimum of 20 business days from the date of commencement.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (i) Shares having been validly tendered and not withdrawn that represent at least a majority of the total number of Shares then outstanding, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) certain other government and regulatory approvals, (iv) the absence of injunctions or other legal restraints preventing the consummation of the Offer or the Merger, as defined below, and (v) other conditions set forth in Exhibit A to the Merger Agreement. The consummation of the Offer is not subject to any financing conditions.

Following the completion of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into Con-way, with Con-way surviving as a wholly owned subsidiary of XPO (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without any additional stockholder approvals. The Merger will be effected as soon as practicable following the time of purchase by Merger Sub of Shares validly tendered and not withdrawn in the Offer (the “Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by (i) Con-way, Parent, Purchaser, which Shares will be canceled and will cease to exist, (ii) any subsidiary of Con-way or Parent (other than Purchaser), which Shares will be converted into shares of common stock of the Surviving Corporation or (iii) stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”), subject to any required withholding taxes.

Pursuant to the terms of the Merger Agreement, (i) all vested and unvested Con-way options, and stock appreciation rights outstanding at the effective time of the Merger will be converted into an equivalent award of XPO with adjustments to maintain the economic attributes of such awards, and will continue to be subject to the same terms and conditions, (ii) all restricted stock awards outstanding at the effective time of the Merger will vest upon the consummation of the Merger in accordance with their terms and will receive the Merger consideration, (iii) all restricted stock units and performance share plan units outstanding at the effective time of the Merger, (a) that are scheduled to vest on or prior to February 29, 2016, will vest upon the consummation of the Merger (with performance-based vesting conditions deemed satisfied at target) and will receive the Merger Consideration, and (b) that are scheduled to vest following February 29, 2016, will be converted into an equivalent award of XPO (with performance-based vesting conditions deemed satisfied at target) with adjustments to maintain the economic attributes of the awards, and will otherwise continue to be subject to the same terms and conditions, and (iv) all phantom stock units will be deemed to be an obligation relating to shares of XPO common stock, and will continue to be subject to the same terms and conditions.

In the Merger Agreement, Con-way has agreed, among other things, (1) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger; (2) subject to certain customary exceptions set forth in the Merger Agreement, to recommend that Con-way’s stockholders accept the Offer and tender their shares pursuant to the Offer; and (3) not to solicit alternative acquisition proposals and to certain restrictions on its ability to respond to any such proposals. The Merger Agreement also contains customary representations, warranties and covenants of Con-way, XPO and Merger Subsidiary.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about Con-way or XPO. In particular, the representations, warranties and covenants contained in the Merger Agreement (1) were made only for purposes of that agreement and as of specific dates, (2) were solely for the benefit of the parties to the Merger Agreement, (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts and (4) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by XPO or Con-way. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about XPO or Con-way and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Commitment Letter.

On September 9, 2015, XPO entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“MSSF”).

The Commitment Letter provides that, subject to the conditions set forth therein, MSSF will commit to provide a $2.025 billion senior secured second lien bridge credit facility (the “Bridge Credit Facility”). The proceeds of the Bridge Credit Facility may be used solely (a) to repay or refinance existing indebtedness of Con-way, (b) to pay the consideration for the acquisition of Con-way (including purchases pursuant to the Offer) and (c) to pay related transaction costs. The Bridge Credit Facility will be available in up to two draws, with the first drawing to occur on the closing date of the Merger, and any second drawing to occur within 90 days thereof. Any second drawing may not exceed $445 million and may be used solely to repay or refinance certain existing indebtedness of Con-way.

The Bridge Credit Facility will mature on the date which is 364 days after the Closing Date (subject to up to two six-month extensions, which may be exercised in the discretion of Parent).

XPO’s borrowings under the Bridge Credit Facility will bear interest at a rate equal to LIBOR or ABR plus an applicable margin. The applicable margin will initially be 250 basis points for ABR loans and 350 basis points for LIBOR loans, and will increase by 50 basis points at the end of each three-month period after the closing date of the Merger.

The Commitment Letter provides that, subject to certain exceptions, net cash proceeds received by XPO from debt and equity issuances and from non-ordinary course asset sales shall result in mandatory prepayments or commitment reductions under the Bridge Credit Facility. The Bridge Credit Facility will contain representations and warranties, affirmative and negative covenants and events of default customary for facilities of this nature.

The Commitment Letter also provides that, subject to the conditions set forth therein, MSSF will commit to (i) vote for certain amendments to the Amended and Restated Revolving Loan Credit Agreement dated as of April 1, 2014 by and between XPO, certain of its subsidiaries party thereto, the Commitment Party, as administrative agent, and the other agents and parties thereto or (ii) if such amendments do not become effective prior to the closing date of the Merger, provide a $415 million backstop to a new senior secured asset based revolving credit facility (the “Backstop Revolving Credit Facility”).

The closing of each of the Bridge Credit Facility and the Backstop Revolving Credit Facility is subject to certain conditions, including (i) the accuracy of certain representations and warranties, (ii) the absence of a material adverse effect having occurred with respect to Con-way and its subsidiaries, (iii) the execution of satisfactory definitive documentation and (iv) other customary closing conditions.

Morgan Stanley Senior Funding, Inc. and its affiliates have various relationships with XPO and its subsidiaries involving the provision of financial services, including investment banking, commercial banking and advisory for which they receive customary fees and may do so in the future.

A copy of the Commitment Letter is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of September 9, 2015, by and among XPO Logistics, Inc., Con-way Inc., Inc. and Canada Merger Corp.†

10.1	Commitment Letter, dated as of September 9, 2015, by and among XPO Logistics, Inc., and Morgan Stanley Senior Funding, Inc.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. XPO hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

Additional Information and Where to Find it

The tender offer for the outstanding common stock of Con-way has not yet commenced. This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of Con-way. The solicitation and offer to buy common stock of Con-way will only be made pursuant to an Offer to Purchase and related materials. At the time the tender offer is commenced, XPO and Merger Subsidiary will file tender offer materials on Schedule TO with the SEC and Con-way will file a Solicitation/Recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Investors are urged to read these materials when they become available, as well as any other relevant documents filed with the SEC, carefully and in their entirety because they will contain important information, including the terms and conditions of the offer. The Offer to Purchase and the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Con-way at no expense to them. The Offer to Purchase and the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained, free of charge, through the investor relations page on XPO’s corporate website at www.xpocorporate.com or by contacting XPO Logistics, Inc. at Five Greenwich Office Park, Greenwich, CT 06831, Attention: Investor Relations.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, XPO and Con-way file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by XPO or Con-way at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. XPO and Con-way’s filings with the SEC are also available at the SEC’s website www.sec.gov.

Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s and Con-way’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the Con-way acquisition, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals, the satisfaction of the conditions to the consummation of the Offer or the Merger; the ability to realize anticipated synergies and cost savings with respect to acquired companies, including Con-way; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of Con-way’s key employees; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s and Con-way’s networks of third-party transportation providers; the ability to retain XPO’s, Con-way’ and other acquired companies’ largest customers; XPO’s ability to successfully integrate Con-way and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO, Con-way or their respective businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and neither XPO nor Con-way undertakes any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPO LOGISTICS INC.

Date: September 10, 2015	/s/ Gordon E. Devens
Gordon E. Devens Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of January 9, 2015, by and among XPO Logistics, Inc., Con-way Inc., Inc. and Canada Merger Corp.†

10.1	Commitment Letter, dated as of September 9, 2015, by and among XPO Logistics, Inc., and Morgan Stanley Senior Funding, Inc.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. XPO hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.